UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.        )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ORAGENICS, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY INFORMATION STATEMENT

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF ORAGENICS, INC.

ORAGENICS, INC.

4209 Eisenhower Boulevard, Suite 125

Tampa, FL 33634

813-286-7900

NOTICE OF ACTION TAKEN BY

WRITTEN CONSENT OF A MAJORITY OF SHAREHOLDERS WITHOUT A MEETING

Dear Shareholder:

This Notice of Action by Written Consent and Information Statement is being furnished to the holders of common stock of Oragenics, Inc. (the “Company”), in connection with the Securities Purchase Agreement, dated May 10, 2017 by and among the Company and three accredited investors (the “Securities Purchase Agreement”). Our common stock (“Common Stock”) is listed and traded on the NYSE MKT under the symbol “OGEN.” The NYSE MKT rules require the prior approval of the holders of a majority of the outstanding shares of the Common Stock of any transaction that could result in the issuance of greater than or equal to 20 percent of the number of shares of Common Stock outstanding immediately before such issuance. Section 607.0704 of the Florida Business Corporation Act (“FBCA”) and our organizational documents permit any action that may be taken at a meeting of the shareholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting.

The Company hereby gives notice to the holders of its Common Stock, that certain holders who collectively own approximately [    ]% of the voting power of the Company’s outstanding Common Stock have delivered executed written consents approving the issuance of the common stock issuable upon conversion of Series A Convertible Preferred Stock and the exercise of Common Stock Purchase Warrants in connection with the Securities Purchase Agreement, as further described in this Information Statement. Accordingly, the Company has obtained the requisite shareholder approval under the NYSE MKT rules, and, no further vote or action by our shareholders is required to approve the stock issuance. All necessary Board approvals in connection with the matters referred to in this Information Statement have also been obtained. This Notice of Action by Written Consent and Information statement also constitutes notice to you under Section 607.0704 of the FBCA of the actions taken by written consent by the holders of a majority of our outstanding common stock, without a meeting of shareholders.

This Information Statement is being furnished to all shareholders of the Company pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, solely for the purpose of informing shareholders of these corporate actions before they take effect. In accordance with Exchange Act Rule 14c-2, the shareholder consent will become effective no sooner than twenty (20) calendar days following the mailing of this Information Statement.

We are mailing this Information Statement to those persons that our shareholders as of the close of business on June 15, 2017. This Information Statement is being provided to you for your information to comply with the requirements of the Exchange Act. You are urged to read this Information Statement carefully in its entirety. However, no action is required on your part in connection with this document. No shareholder meeting will be held in connection with this Information Statement. We are not asking you for a proxy and you are requested not to send us a proxy.

We thank you for your continued support.

By Order of the Board of Directors of Oragenics, Inc.

/s/ Alan Joslyn
Alan Joslyn
Chief Executive Officer

ORAGENICS, INC.

4209 Eisenhower Boulevard, Suite 125

Tampa, FL 33634

813-286-7900

INFORMATION STATEMENT

June [    ], 2017

We are required to deliver this Information Statement to holders of our Common Stock in order to provide notice that certain holders of a majority of the voting power of our outstanding Common Stock, without holding a meeting of shareholders at which all Company shareholders would be entitled to vote, have provided written consent to certain actions that would normally require such a meeting.

THE ACCOMPANYING MATERIAL IS BEING PROVIDED TO YOU FOR INFORMATIONAL PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

ISSUANCE OF COMMON STOCK ISSUABLE UPON CONVERSION OF SERIES A CONVERTIBLE PREFERRED STOCK AND EXERCISE OF COMMON STOCK PURCHASE WARRANTS

The Preferred Stock Private Placement

On May 10, 2017, Oragenics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with three accredited investors, to purchase up to $3.0 million of Series A Convertible Preferred Stock (the “Preferred Stock Financing”). Concurrently with the Preferred Stock Financing, the Company also entered into a Note Purchase Agreement with Intrexon Corporation (“Intrexon”) pursuant to which the Company issued a $2.4 million unsecured non-convertible promissory note to Intrexon (the “Intrexon Note”) and amended the first milestone in its oral mucositis Exclusive Channel Collaboration Agreement (“ECC”) with Intrexon.

On May 10, 2017, we issued to the investors in the first closing (the “First Closing”) of the Preferred Stock Financing 5,209,169 shares of Series A Convertible Preferred Stock (the “Preferred Shares”) and Common Stock Purchase Warrants (the “Warrants”) to purchase an aggregate of 4,621,037 shares of Common Stock (the “Warrant Shares”) and received gross proceeds of approximately $1.302 million. Upon the successful completion of the second closing (the “Second Closing”) the Company would receive $1.698 million, the balance of the Preferred Stock Financing. The full $3.0 million of Preferred Shares will be convertible into twelve million shares of the Company’s Common Stock, based on a fixed conversion price of $0.25 per share on an as-converted basis. In addition, the Company will be obligated to issue additional warrants to purchase an aggregate of 6,024,124 shares of Common Stock at the Second Closing. The Warrants have a term of seven years from the date of issuance are non-exercisable until 6 months after issuance, and have an exercise price of $0.31 per share. In light of restrictions imposed by the NYSE MKT, LLC on share issuances of 20% or more of an issuer’s outstanding stock, the securities purchase agreement required us to solicit and receive approval from the holders of a majority of our outstanding voting securities for the issuance of any, Preferred Shares or Warrant Shares in excess of those issued at the first closing. Accordingly, we deferred the issuance of 6,790,831 Preferred Shares and Warrants to purchase an aggregate of 6,024,124 shares of Common Stock until the shareholder approval was obtained and this Information Statement could be disseminated.

By unanimous written consent dated as of May 10, 2017, the Board adopted a resolution approving the Securities Purchase Agreement and the transactions contemplated by the Preferred Stock Financing including the issuance of the Preferred Shares, the Warrant Shares and the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants (the “Stock Issuances”). The action taken by the Board with respect to the approval of the Stock Issuances was subsequently approved by the written consent dated as of June [    ], 2017,

of our stockholders entitled to vote a majority of the shares of Common Stock then outstanding. No additional Preferred Shares or Warrant Shares will be issued pursuant to the Securities Purchase Agreement or shares of Common Stock will be issued upon conversion of the Preferred Shares or exercise of the Warrants, respectively, until the 21st day after the mailing of this Information Statement.

The Second Closing is contingent upon the Company receiving shareholder approval required by the NYSE MKT listing rules. The Company has received the written consent of the Koski Family Limited Partnership and Intrexon Corporation, holders of approximately [    ]% our common stock, pursuant to which they have voted all of their shares of common stock for approval of the transaction contemplated by the Preferred Stock Financing. Proceeds from the Preferred Stock Financing (including the exercise of any warrants for cash) will be used for general corporate purposes, including working capital.

In connection with the issuance and sale of the Preferred Shares and Warrants, the Company granted certain demand registration rights and piggyback registration rights with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants, pursuant to a Registration Rights Agreement.

Effects of this Action by Written Consent

The 22,645,161 shares of Common Stock which are issuable upon the conversion of the Preferred Shares and exercise of the Warrants will represent approximately 31.5% of our shares of common stock outstanding as of June [    ], 2017 (including the Preferred Shares and shares issuable upon exercise of the Warrants). The issuance of such shares of common stock will result in an increase in the number of shares of common stock outstanding and the respective percentage interests of current shareholders in the voting power, liquidation value, and book and market value of our company. The sale or resale of these shares could cause the market price of our common stock to decline.

The foregoing description of the material terms of the private placement is set forth in this Information Statement to provide you with basic information concerning the private placement. However, the description above is not a substitute for reviewing the full text of the referenced documents, which were attached as exhibits to the Company’s Current Report on Form 8-K as filed with the SEC on May 11, 2017.

REQUIREMENT OF OBTAINING SHAREHOLDER APPROVAL

This Information Statement is being mailed on or about June [    ], 2017 to the holders of record at the close of business on June 15, 2017 of shares of common stock, par value $0.001 per share (the “Common Stock”), of Oragenics, Inc., a Florida corporation (the “Company”, “we”, “us” or “our”) pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and pursuant to Section 607.0704 of the Florida Business Corporation Act (the “FBCA”). The purpose of this Information Statement is to inform our shareholders that by written consent without a meeting the holders of a majority of our common stock have approved the issuance of Preferred Shares and Warrants at the Second Closing.

The Company’s Common Stock is listed and traded on the NYSE MKT under the symbol “OGEN.” Section 713 of the NYSE-MKT Rules requires a listed company to obtain the approval of its stockholders for securities sales or issuances, other than public offerings, if the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) is equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

The written consent of the shareholders holding a majority of the voting power of the Company are sufficient to approve the foregoing actions. Therefore, no proxies or consents were or are being solicited in connection with the amendments.

Section 607.0704 of the FCBA and our organizational documents permit any action that may be taken at a meeting of the shareholders to be taken by written consent by the holders of the number of shares of voting stock required to approve the action at a meeting.

After the expiration of the twenty (20) day period required under Rule 14c-2 promulgated under the Exchange Act, and in accordance with the laws of the State of Florida, we intend to issue the Preferred Shares and Warrants contemplated by the Second Closing. Such issuance will occur at least twenty (20) days after the Definitive Information Statement is filed with the Securities and Exchange Commission (the “SEC”) and first sent or given to our stockholders.

The Company currently has outstanding 49,274,219 shares of Common Stock. Therefore, under NYSE MKT rules, the issuance or potential issuance of greater than 9,849,916 shares of Common Stock requires prior shareholder approval. Under the Securities Purchase Agreement, the Company proposes to issue 12,000,000 shares of Preferred Shares that are initially convertible into 12,000,000 shares of Common Stock and Warrants initially exercisable into 10,645,161 shares Common Stock. As such, the Company is required to obtain prior shareholder approval of the potential issuance of Common Stock underlying the Preferred Shares and the Warrants being issued and sold under the Securities Purchase Agreement. On [            ], 2017, the shareholders that hold a majority of the Company’s outstanding Common Stock approved the transactions contemplated by the Preferred Stock Financing. The foregoing transactions were also approved by our Board on May 10, 2017. The Second Closing of the transactions set forth in the Securities Purchase Agreement will not become effective until the 21st day after the Information Statement is mailed to our shareholders.

Forward Looking Statements

Various statements contained in or incorporated by reference into this Information Statement that express a belief, expectation, or intention, or that are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact, are forward-looking statements. When used in this Information Statement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,”

Expenses

The cost of furnishing this Information Statement will be borne by us. We will mail this Information Statement to registered shareholders and certain beneficial shareholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Record Date

Our shareholders as of the record date are being furnished copies of this Information Statement. This Information Statement is first being mailed or furnished to our shareholders on or about June 15, 2017.

NO ACTION IS REQUIRED

Other than the shareholder written consent described above, no other votes are necessary or required to effectuate the transactions described in this Information Statement. The Company anticipates that the transaction described in this Information Statement will become effective on or promptly after July     , 2017.

No Dissenters’ or Appraisal rights

The laws of the State of Florida do not provide dissenters’ or appraisal rights to our shareholders in connection with any matter described in this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about beneficial ownership of our Common Stock as of June 2, 2017, (unless otherwise noted) by (i) each shareholder that has indicated in public filings that the shareholder beneficially owns more than five percent of the Common Stock, (ii) each of the Company’s directors and named officers and (iii) all directors and officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had, to our knowledge, sole voting and investment power with respect to the shares listed next to the person’s name. With respect to the Preferred Stock Financing the foregoing table specifically excludes all of the common stock issuable on conversion of the Preferred Shares and the exercise of the Warrants as a result of there being a 4.99% equity blocker which prevents the holders of the preferred shares and the warrants from converting the preferred shares into common stock or exercising the warrants for common stock if such conversion or exercise would result in such holder’s ownership at any given time exceeding 4.99% of the Company’s outstanding common stock (which blocker may be waived by the holder upon 60 days’ prior notice to the Company.)

Name and address(1)	Number of shares beneficially owned	Percentage of ownership(2)
5% shareholders
Koski Family Limited Partnership(3)	17,057,174	34.5%
Randall J. Kirk (4)	15,481,644	31.5%

Directors and officers

Alan Joslyn (5)	80,000	*
Robert C. Koski(3)(6)	14,536,885	29.5%
Charles L. Pope(7)	389,397	*
Dr. Alan Dunton(7)	320,922	*
Dr. Frederick W. Telling(7)	1,503,688	3.0
Michael Sullivan(8)	385,877	*
(All Directors and officers as a group 6 persons) (9)	17,216,769	34.2%

*	Beneficial ownership percentage is less than 1%.
(1)	Except as indicated, the address of the person named in the table is c/o Oragenics, Inc., 4902 Eisenhower Blvd., Suite 125, Tampa, Florida 33634.
(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of the Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after December 31, 2016, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Common Stock held by them. Applicable percentage ownership is based on 49,274,219 shares of the Common Stock outstanding as of June 1, 2017. The inclusion in the table above of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
(3)	Based upon information provided by the Koski Family Limited Partnership, or KFLP, in the amendment to its Schedule 13D filing with the SEC on January 23, 2015 and Form 4 filing of July 1, 2016, includes (i) 12,864,822 shares held directly by the KFLP, and (ii) 1,572,523 shares held directly by KFLP partner Christine Koski, (iii) 1,007,878 shares held directly by KFLP partner Robert Koski, (iv) 28,000 shares held directly by KFLP partner Koski Management, Inc. (solely owned by Beverly Koski), (v) 919,666 shares held directly by KFLP partner, Thomas Koski, and (vi) 530,851 shares held in trusts which Robert Koski serves as sole trustee (See Note 6 below), (vii) 93,334 option shares able to be acquired upon the exercise of currently exercisable stock options granted pursuant to our Director Compensation program to Robert Koski and (viii) 40,000 restricted shares of common stock that vest quarterly during 2017, awarded as part of our Director Compensation program. Christine L. Koski, Robert C. Koski, Thomas L. Koski and Beverly Koski (as sole owner of Koski Management, Inc.) share voting and investment powers as general partners of the KFLP. The address for the KFLP is 3525 Turtle Creek Boulevard, Unit 19-B, Dallas, Texas 75219.

(4)	Based upon information provided by Schedule 13D filings with the SEC, dated June 12, 2012, August 3, 2012, October 2, 2013, November 2, 2013 and December 26, 2013 and Form 4 dated July 5, 2016 the number of shares includes (i) 14,481,089 shares owned directly by Intrexon Corporation (“Intrexon”) that is controlled by Mr. Randal J. Kirk, and (ii) 1,000,555 shares owned directly by NRM VII Holdings, I, LLC, a Virginia Limited Liability Company that is also controlled by Mr. Kirk. Mr. Kirk is the Chairman and Chief Executive Officer of Intrexon and over which Mr. Kirk, directly and through certain affiliates, has voting and dispositive power of a majority of the outstanding capital stock. Mr. Kirk may therefore be deemed to have voting and dispositive power over the 1,000,555 shares of common stock owned by NRM Holdings and the 14,481,089 shares of common stock owned by Intrexon. Mr. Kirk disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Mr. Kirk’s principal business office is The Governor Tyler, 1881 Grove Avenue, Radford, Virginia 24141. Intrexon’s address as reflected in Schedule 13D is 20358 Seneca Meadows Parkway, Germantown, Maryland 20876.
(5)	Includes (i) 30,000 shares of restricted stock subject to vesting; and (ii) 50,000 shares able to be acquired pursuant to currently exercisable stock options and excludes 250,000 shares subject to options that have not yet vested.
(6)	In addition to the shares reflected as directly owned by the KFLP, described in Note 3, the share amounts also includes: (i) 1,007,878 shares owned directly by Mr. Koski, (ii) 530,851 shares owned directly by trusts for which Mr. Koski serves as sole trustee as follows: the Robert Clayton Koski Trust for the benefit of Anthony James Hunter (107,600 shares); The Robert Clayton Koski Trust for the benefit of Hunter Buchanan Koski (107,600 shares); The Robert Clayton Koski Trust for the benefit of Clayton Ward Bennett (100,000 shares); and The Robert Clayton Koski Trust for the benefit of Robert Edward Koski (107,600 shares) and the Robert Clayton Koski Trust for the benefit of Elyse Margaux Koski (108,051 shares), (iii) 93,334 option shares able to be acquired upon the exercise of currently exercisable stock options granted pursuant to our Director compensation program and (iv) 40,000 restricted shares of common stock that vest quarterly during 2017, awarded as part of our Director Compensation program. Excludes 66,666 shares subject to options that have not yet vested.
(7)	Includes: (i) 148,334 option shares able to be acquired upon the exercise of currently exercisable stock options granted pursuant to our Director Compensation program and (ii) 40,000 restricted shares of our common stock awarded under our Director Compensation program that vest quarterly during 2017. Excludes 66,666 shares subject to options that have not yet vested.
(8)	Includes 243,334 shares able to be acquired pursuant to currently exercisable stock options and excludes 66,666 shares subject to options that have not yet vested.
(9)	Excludes 1,572,523 shares owned directly by Christine Koski, 28,000 shares owned directly by Koski Management, Inc. (solely owned by Beverly Koski), and 919,666 shares owned directly by Thomas Koski, which are not directors or employees of the Company, but are general partners of the KFLP. If such shares were included the beneficial ownership percentage of the group would be 39.2%.

Delivery of Documents to Security Holders Sharing an Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (a) your name, (b) your shared address, and (c) the address to which the Company should direct the additional copy of this Information Statement, to the Company at 4209 Eisenhower Boulevard, Suite 125, Tampa, FL 33634, Attention: Corporate Secretary, or by telephone at 813-286-7900. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made in the same manner by mail or telephone to the Company’s principal executive offices.

Where You Can Find More Information

The Company files annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information the Company files at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. The Company’s filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

1. Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 27, 2017;

2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 15, 2017; and

3. Our Current Report on Form 8-K filed with the SEC on May 11, 2017, including the exhibits referenced therein.

You may read and copy any reports, statements or other information filed by us at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. The SEC maintains a website that contains reports, proxy and information statements and other information, including those filed by us, at http://www.sec.gov. You may also access the SEC filings and obtain other information about us through our website, which is http://www.oragenics.com. The information contained on the website is not incorporated by reference in, or in any way part of, this Information Statement.

Oragenics will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, within one business day of receipt of such request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests should be directed to Oragenics, Inc. c/o Chief Financial Officer and Secretary at 4902 Eisenhower Blvd., Suite 125, Tampa, FL 33634 or via telephone at 813-286-7900.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors of Oragenics, Inc.

/s/ Michael Sullivan Michael Sullivan Secretary